PART II

                             OTHER INFORMATION

Items 1 through 3
The information required by these items has been omitted as it is not applicable.

Item 4 - Submission of Matters to a Vote of Security Holders. The sale of the precast/prestressed concrete operations was voted upon at the Shareholders' Meeting of April 27, 1995. Information on this matter is incorporated herein by reference to the Definitive Proxy Statement filed on April 11, 1995. The sale transaction was approved by the shareholders.

Items 5 and 6
The information required by these items has been omitted as it is not applicable.

Reports Filed on Form 8-K
The Company filed a Form 8-K report on March 3, 1995 in connection with the divestiture of its precast/prestressed construction operations.


                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         THE SOMERSET GROUP, INC.
                               (Registrant)




                        s/ Marni McKinney Jakubovie
                         Marni McKinney Jakubovie,
                             President and COO




                           s/ Joseph M. Richter
                            Joseph M. Richter,
                         Executive Vice President,
                             CFO and Treasurer

DATE:  May 12, 1995
                                   -15-